                                                                     EXHIBIT 1.3


               STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
                  SUBSCRIPTION AGREEMENT - PROMISSORY NOTES

Gentlemen: The Investor named below, by payment of the purchase price for such Promissory Notes, by the delivery of a check payable to STERLING FINANCIAL SERVICES OF FLORIDA - I, INC., hereby subscribes for the purchase of the number of Promissory Notes indicated below (minimum of two) of STERLING FINANCIAL SERVICES OF FLORIDA - I, INC., at a purchase of $1,000 per Note as set forth in the Prospectus. By such payment, the named Investor further acknowledges receipt of the Prospectus and any Supplement and the Subscription Agreement, the terms of which govern the investment in the Promissory Notes being subscribed for hereby.



A.  INVESTMENT:  (1) Number of Notes ___________________  (2) Total Contribution ($1,000/Note)$_____________________________________
                     (3) Initial Purchase [  ]       Additional Purchase [  ]         Date of Investor's check______________________

A.  REGISTRATION:
    (4)  Registered Owner:_______________________________ Co-Owner:_______________________________________
    (5)  Mailing Address:__________________________________________ City, State & Zip:______________________________________________
    (6) Residence Address (if different from above):________________________________________________________________________________
    (7) Birth Date: ___________/___________/____________         (8)  Employee or Affiliate:     Yes_____________No_________________
    (9) Please indicate Citizenship Status:                     (10)  Social Security #:_____________/______________/_______________
         U.S. Citizen   [    ]    Other   [     ]                     Co-Owner SS#:_________________/_____________/_________________
    (11) Telephone (H) (       ) ______________________               Corporate or Custodial: ____________/___________/_____________
                   (O) (      ) _______________________               Taxpayer ID #: ______-_____________________/__________________

C.  OWNERSHIP       [  ] Individual Ownership     [  ] IRA or Keogh             [  ] Joint Tenants with Rights of Survivorship
    [  ] Trust/Date Trust Established_______________ Pension/Trust (S.E.P.)  [  ] Tenants in Common    [  ] Tenants by the Entirety
    [  ] Corporate Ownership       [  ] Partnership          [  ] Other_____________________________________________________________

D.  SIGNATURES: By signing below, I/we represent that I/we meet the suitability standards set forth in the Prospectus under
    "SuitabiStandards."
Signatures - Registered Owner:___________________________________________ Co-Owner:_________________________________________________
Print Name of Custodian or Trustee:______________________________________ Authorized Signature:_____________________________________
Date:_____________________           Witness Signature______________________________________________________________________________

E.  PAYMENT SHOULD BE SENT TO (IF DIFFERENT THAN REGISTERED OWNER):
Name:________________________________________________________ c/o___________________________________________________________________
Address:__________________________________________________ Account Number:__________________________________________________________
City, State & Zip:_________________________________________  Telephone Number:______________________________________________________

F:  BENEFICIAL OWNER(S): All reports and financial statements will normally be sent to the registered owner at the address in
Section B. If reports and financial statements are to be sent to the Beneficial Owner of an IRA or Keogh, insert name of the
Beneficial Owner.

Name of Beneficial Owner Only:____________________________________________ Telephone Number:____________________________
Address:_____________________________________________________________ City, State & Zip:________________________________

G.  BROKER-DEALER/REGISTERED REPRESENTATIVE DATA: ALL LINES MUST BE COMPLETED, ANY MISSING SIGNATURES MAY DELAY PROCESSING OF THIS
ORDER.

Broker-Dealer NASD Firm Name:________________________________Date:_______________ Telephone Number:_________________________________
Main Office Address:______________________________________ City, State & Zip:_______________________________________________________
Print or Type Name of Broker-Dealer, Principal or other Authorized Signatory:_______________________________________________________
Signature:__________________________________________________________________________________________________________________________
Print or Type Name of Registered Representative or other Authorized Signatory:______________________________________________________
Signature:__________________________________________________________________________________________________________________________
Branch Office Address:_____________________________________ City, State & Zip:______________________________________________________
____________________________________________________________________________________________________________________________________
MAIL TO:  Sterling Financial Services of Florida - I, Inc., 12408 North Florida Avenue, Tampa, FL 33612, telephone 813/935-9476, facsimile 813/948-8537.


====================================================================================================================================
OFFICE USE ONLY:   Date Received:__________________________________ Date Accepted/Rejected__________________________________________
Subscriber's Check Amount:_______________________ Check No.___________________ Date Check Deposited_________________________________
MR #________________
            WHITE-STERLING           YELLOW-BROKER                   PINK-REG.REP                   GOLD-INVESTOR
